EXHIBIT 10.9


RESTORATION BENEFIT PLAN
------------------------
effective as of June 1, 1996


ARTICLE I
ESTABLISHMENT OF PLAN

1.1  Purpose of Plan
     ---------------

     This HomeBanc, fsb Restoration Benefit Plan (the "Plan") is adopted by HomeBanc, fsb (the "Employer" or the "Company") for selected key executive employees.

     The purpose of the Plan is to provide selected key executive employees whose benefits under the HomeBanc, fsb - Pension Trust (the "Pension Plan") or the HomeCorp, Inc. Employee Stock Ownership and 401(k) Plan (the "Basic Plan") are limited by certain Nondiscrimination Restrictions, described herein, of the Internal Revenue Code of 1986, as amended with supplemental retirement income and to accumulate deferred compensation which cannot be accumulated under the Basic Plan because of said Nondiscrimination restrictions.


1.2  Not a Plan or Trust
     -------------------

     This Plan shall not constitute a trust or plan under the Internal Revenue Code, ERISA, state law, or any other law. Participants shall have only the unsecured promise of the Company to pay the amounts accumulated and payable under the Plan provisions. The Plan shall be unfunded and neither the Participants nor their beneficiaries will have any claim to the amounts accumulated in the Plan until the time for payment under the Plan, and then only as general unsecured creditors of the Company.


1.3  Effective Dates
     ---------------

     The Company establishes the Plan effective June 1, 1996.



ARTICLE II
DEFINITIONS

The following definitions shall govern the construction of this Plan. Unless some other meaning or intent is apparent from the context, the plural shall include the singular and the singular shall include the plural, and
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masculine, feminine and neuter words shall be used interchangeably.


2.1  Accounts
     --------
     Accounts means either collectively or individually a Participant's Deferral Account, Matching Account or ESOP Account maintained on the books of the Company for the benefit of a Participant.

2.2  Administrator
     -------------
     Administrator means the Board or its designee as duly appointed by the Board.

2.3  Basic Plan
     ----------
     Basic Plan means the qualified defined contribution ESOP and 401(k) retirement plan sponsored by the Company, named the HomeCorp, Inc. Employee Stock Ownership and 401(k) Plan, or its successor plan, as it may be amended from time to time.

2.4  Basic Plan Deferrals
     --------------------
     Basic Plan Deferrals means the amounts, authorized by the Participant, to be deferred from Compensation into the Basic Plan.

2.5  Beneficiary
     -----------
     Beneficiary means any person or persons so designated by a Participant   in
     accordance with the provisions of this Plans.

2.6  Board
     -----
     Board means the Board of Directors of the Company.

2.7  Company or Employer
     -------------------
     Company or Employer means HomeBanc, fsb and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of HomeBanc, fsb or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of HomeBanc, fsb, to become a party to the Plan, or becomes a successor as a result of merger, consolidation, liquidation, transfer of assets or other reorganization.

2.8  Company Pension Benefit
     -----------------------
     Company Pension Benefit shall mean the supplemental pension benefit that is payable from this Plan to the Participant or Beneficiary as determined under the provisions of Article IV.

2.9  Compensation
     ------------
     Compensation means the total of all salary, wages, bonuses, car allowances, or other form of direct compensation paid to or accrued for a Participant by the Company for services rendered during each calendar year. Compensation shall exclude extraordinary pay such as moving expenses, moving allowances, and other non-service related pay. In every case the Administrator shall have the authority to rule on special circumstances as to the inclusion or exclusion of compensation not specifically mentioned within this definition.

2.10 Deferral Account
     ----------------
     Deferral Account means with respect to each Participant, the account established by the Company to reflect the Deferral Amounts of the Participant adjusted by Earnings as determined under this Plan.

2.11 Deferral Agreement
     ------------------
     Deferral Agreement means the agreement signed by the Participant authorizing the deferral of Compensation and consenting to the terms and conditions of the Plan, as if a signatory hereto.

2.12 Deferral Amount
     ---------------
     Deferral Amount means the amount which a Participant authorizes to be deferred from Compensation in accordance with the provisions of the Plan and pursuant to the Deferral Agreement.

2.13 Earnings
     --------
     Earnings means the interest, dividends, capital gains or losses (realized or unrealized) and other accumulations on amounts credited to the Participant's Accounts determined hereunder.

2.14 ESOP Account
     ------------
     ESOP Account means with respect to each Participant, the account established by the Company to reflect the Company ESOP contribution credited to the Participant by the Company adjusted by Earnings in accordance with the provisions of this Plan.

2.15 Matching Account
     ----------------
     Matching Account means with respect to each Participant, the account established by the Company to reflect the matching amounts credited to the Participant by the Company adjusted by Earnings as determined under this Plan.

2.16 Nondiscrimination Restrictions
     ------------------------------
     Nondiscrimination Restrictions means the nondiscrimination provisions promulgated by the Internal Revenue Code Section 402(g) (for the maximum dollar limit on 401(k) deferrals for a calendar year), Section 401(k)

     (for the nondiscrimination of 401(k) deferrals into a qualified plan),
     Section 401(m) (for the nondiscrimination of Company matching contributions to a qualified plan), Section 415 (for restricting the maximum amount of annual additions which a Participant may receive in a single Plan Year or the maximum amount of pension benefit a Participant may receive), and
     Section 401(a)(17) (for restricting the amount of Compensation that can be recognized under a qualified plan).


2.17 Participant
     -----------
     Participant means an employee of the Company who has been approved by the Board for participation in this Plan.


2.18 Payment Election Agreement
     --------------------------
     Payment Election Agreement means the the election agreement signed by the Participant electing a form (or forms) of distribution in accordance with provisions of this Plan.

2.19 Pension Plan
     ------------
     Pension Plan means the qualified defined benefit retirement plan sponsored by the Company, named the HomeBanc, fsb - Pension Trust, or its successor plan, as it may be amended from time to time.

2.20 Pension Plan Benefit
     --------------------
     Pension Plan Benefit shall mean the monthly benefit which is payable to the Participant or his Beneficiary from the Pension Plan after the adjustments for form of payment and any commencement date elections made under the Pension Plan.

2.21 Plan
     ----
     Plan means this HomeBanc, fsb Restoration Benefit Plan, as amended from time to time.

2.22 Plan Year
     ---------
     Plan Year means the twelve (12) month period ending on December 31 or each year during which the Plan is in effect.

ARTICLE III
ADMINISTRATION AND RECORDS

3.1  Administration
     --------------

     The Administrator shall be responsible for all aspects of administration of the Plan. The Administrator shall interpret the Plan provisions and apply all interpretations in a consistent manner for all Participants unless the Board has approved by resolution to do otherwise. A

     Participant may request that the Board review any interpretation provided by the Administrator if the Administrator is a designee of the Board rather than the Board.

     The Administrator shall maintain the Deferral Agreements and Payment Election Agreements signed by the Participants, and shall have the responsibility of operating the Plan in accordance with these agreements.

     The Administer shall have the responsibility to operate the Plan, including, without limiting thegenerality of the foregoing, the power, duty and responsibility to:

     A. Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

     B. Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

3.2  Records of Accounts
     -------------------

     The Administrator shall maintain the record of Accounts for each Participant in accordance with the provisions of the Plan. The Administrator shall provide for payment of benefits when benefits are due and payable under the provisions of the Plan, and the Administrator shall provide the required tax notifications to the participant as part of the administration duties.


ARTICLE IV
CONTRIBUTIONS, DEFERRALS, AND BENEFITS

4.1  Participant Deferral Elections
     ------------------------------

     For each Plan Year a Participant will be provided the opportunity to defer a minimum of 2% and a maximum of 25% (increasing in increments of 1%) of his Compensation into this Deferral Account. The election to defer shall be made in writing pursuant to the Deferral Agreement provided by the Administrator. Except for the first Plan Year a Participant is allowed to participate in the Plan, the election to defer shall be made in the month of December preceding the Plan Year of applicability. Such Deferral Amounts shall be effective on the later of January 1 or the first day of the payroll period specified within the Deferral Agreement. The election to defer shall be irrevocable for the Plan Year for which it is applicable.

     For Plan Years in which the Participant is first approved for Participation, the election must be made within four weeks (28 days) of the date the Administrator provides written notification to the Participant of the opportunity to make Deferral Amounts. Such Deferral Amounts shall be effective on the first day of the month immediately following the date the Deferral Agreement is signed or if later, the first day of the payroll period specified within the Deferral Agreement.

     A Participant's Deferral Amount shall be credited to his Deferral Account as of each pay date he would have received the deferred Compensation except for the Deferral Agreement in effect for the Plan Year.


4.2  Company Matching Contributions
     ------------------------------

     A.  Eligibility
         -----------

         The Participant shall have his Match Account credited with a Company match under the Plan for each pay period in which the following conditions have been met:

         1. The Participant has made Basic Plan Deferrals, or has Deferral Amounts pursuant to the provisions of this Plan, and

         2. The Company matching contribution made by the Company into the Basic Plan for the pay period on the Participant's behalf is less than the amount which would have been made had the matching provisions of the Basic Plan been equally applicable to both the Basic Plan and this Plan as a single plan, and had the Basic Plan not been subject to any of the Nondiscrimination Restrictions in the determination of the matching contribution amounts for the Basic Plan.

     B.  Amount
         ------

         The amount of the Company matching contributions to be credited to the Participant's Matching Account for a pay period in which the requirements of Section 4.2(A) above have been met shall be determined as the difference of (1 and 2) below:

         1. The amount determined by applying the matching contribution provisions of the Basic Plan (without regard to any Nondiscrimination Restrictions applicable to the Basic Plan) to the sum of the Participant's Basic Plan Deferrals and the Deferral Amounts under this Plan for the pay period, while applying Compensation as defined in this Plan.

         2. The amount of Company matching contribution made to the Basic Plan on behalf of the Participant for the pay period and allocated to the Participant's Basic Plan matching account after adjustment for distributions, if any, of excess aggregate contributions or forfeiture of matching contributions as determined under the provisions of the Basic Plan.


4.3  Deemed Contribution Date
     ------------------------

     A.  Eligibility
         -----------

         A Participant shall have his ESOP Account credited with a Company ESOP contribution for each Plan Year in which the Participant received a Company ESOP contribution under the Basic Plan, and:

         1. The amount of such Company ESOP contribution to the Basic Plan for the Plan Year was restricted by the Nondiscrimination Restrictions, or

         2. The amount of such Company ESOP contribution to the Basic Plan was determined by using a definition of compensation which was less than the Compensation as defined within this Plan.

     B.  Amount
         ------

         The amount of Company ESOP contribution credited to a Participant's ESOP Account for a Plan Year in which the requirements of Section 4.3 above have been met shall be determined as the difference of (1 and 2) below:

         1. The amount of Company ESOP contribution which would have been made to the Basic Plan on behalf of the Participant for the Plan Year had the Basic Plan utilized the definition of Compensation of the Plan, and further had the contribution been determined for the participant without regard to the Nondiscrimination Restrictions applicable to the Basic Plan.

         2. The amount of Company ESOP contribution actually made to the Basic Plan on behalf of the Participant for the Plan Year.


     C.  Deemed Contribution Date
         ------------------------

         The Company ESOP contribution determined hereunder shall be credited to the Participant's ESOP Account as of the last day of the applicable Plan Year.

4.4  Company Pension Benefit
     -----------------------

     A Participant who retires or terminates from employment with the Employer shall be entitled to receive a Company Pension Benefit equal to (a) the Pension Plan Benefit which would have been payable under the provisions of the Pension Plan, if the Pension Plan were administered without regard to the Nondiscrimination Restrictions, less (b) the amount of the Pension Plan Benefit which is payable under the Pension Plan.

     The provision of this Section 4.4 shall be equally applicable to all Pension Plan Benefits whether they are payable to the Participant or the Beneficiary.


ARTICLE V
ACCOUNTS
--------

5.1  Account Maintenance
     -------------------

     The Administrator shall establish and maintain as applicable a Deferral Account, a Matching Account, and an ESOP Account for each Participant. Each Participant shall be advised from time to time, but at least once at the end of each calendar year, as to the value of his Accounts.

     Each Participant's Accounts shall be maintained on the books of the Company until the Accounts have been fully distributed to the Participant (or the Participant's designated Beneficiaries, if applicable). The Company may, but shall not be required to, segregate funds for the Accounts of this Plan. Any funds segregated shall be subject to claims of the Company's creditors as general assets of the Company.


5.2  Investment Return
     -----------------

     Each Participant's Accounts shall be adjusted with Earnings as if the accounts were fully invested in the Investment Funds, as defined in Section 5.3, from the date credited to the Accounts to the date distributed from the Accounts. Earnings shall be credited to the Account of this Plan i the same manner with the same returns as if they had been invested in the funds of the Basic Plan. It is intended that the returns if the respective funds of the Basic Plan will be reflected as the returns for the respective Accounts within this Plan, including the ESOP account.

5.3  Investment Funds
     ----------------

     The Plan shall maintain the same investment fund options and alternatives that are available within the Basic Plan. The Administrator shall rely upon the Participant's Basic Plan investment elections for purposes of determining the Earnings to be credited to a Participant's Deferral Account and Matching Account.

     Deferral Amounts and Company matching contributions to this Plan shall be deemed to be invested in the same investment funds and in the same proportions as the Participant's Basic Plan Deferrals and respective matching contributions being invested within the Basic Plan.

     Company ESOP contributions to this Plan shall be deemed to be fully invested in Company stock.


ARTICLE VI
VESTING

6.1  Deferral and Matching Accounts
     ------------------------------

     Each participant's Deferral Account and Matching Account shall be 100% vested at all times.


6.2  ESOP Accounts
     -------------

     Each Participant's ESOP Account shall be subject to the vesting schedule that is applicable in the Basic Plan. The provisions of the Basic Plan related to a Participant's vesting percentage in the Basic Plan shall be incorporated herein for purposes of this Plan.


ARTICLE VII
DISTRIBUTIONS

7.1  Time of Account Distributions
     -----------------------------

     Distributions of a Participant's Accounts shall commence within 30 days following a Participant's date of termination of employment with the Company, including termination through the death of the Participant.

7.2  Account Distribution Elections
     ------------------------------

A.   Distribution Method
     -------------------

     Distributions from the vested portion of the Accounts shall be paid in one of the following methods as selected by the Participant pursuant to the Payment Election Agreement:

     1. Substantially equal quarterly installments over a period of five (5) years.


     2. Substantially equal quarterly installments over a period of ten (10) years.

     3. Fifty percent (50%) in the form of a lump-sum, and the remaining portion to be paid in accordance with either (1 or 2) above.

     4.  One hundred percent (100%) in the form of a lump-sum.

         In the event no election had been made by the Participant, the Administrator shall make distributions under this Plan as if the Participant had elected the one hundred percent (100%) lump-sum option.

         The quarterly amount of distribution under this Plan for each applicable Plan Year shall be determined as the value of the Accounts on the tenth business day preceding the first payment due date for that Plan Year divided by the number of quarterly payments remaining in the payment period. The last quarterly payment in an elected payment period shall be the residual balance of all vested Accounts of the Participant.

         Notwithstanding the provisions of Section 7.2(B) below, only one method of distribution shall be applicable to the Accounts of a Participant. The execution of the Payment Election Agreement shall be made as soon as practical after becoming an active participant in this Plan.


B.   Death Benefit Election
     ----------------------

     A Participant may elect a separate distribution method from any one of the distribution methods described above in Section 7.2(A) to become applicable in the event of the death of the Participant prior to the total distribution of the Accounts. The distribution method elected under the provisions of this Section 7.2(B) shall be applicable to the Accounts at the time of the death of the Participant. The death benefit election shall be made as part of the Payment Election Agreement, however, the Participant may change his death benefit election at any time through written notification to the Administrator. In the event a death benefit election had not been made by the Participant, the Administrator shall make the distributions under this Plan to the Participant's beneficiary utilizing the same method of distribution the Participant had elected for payment of his own benefit.


7.3  Withholding
     -----------

     The Administrator may withhold from any payment income tax or other amounts as required by law.


7.4  Beneficiaries
     -------------

     Account distributions to Beneficiaries from this Plan shall be made in the following order of priority:

     A. To the beneficiary designated by the Participant in writing to the Administrator, or if none

     B.  To the Participant's surviving spouse, or if none

     C.  To the Participant's descendants, per stirpes, or if none

     D.  To the Participant's estate.


7.5  Company Pension Benefits
     ------------------------

     Payment of Company Pension Benefits shall be made in the same form and manner as provided under the Pension Plan and will be paid to the same beneficiaries as determined by the provisions and elections made for the Pension Plan.



ARTICLE VIII
AMENDMENTS AND TERMINATION

8.1  Amendments
     ----------

     Except as noted in this Article, the Company may amend this Plan at any time after a thirty (30) day notice to the Participants. An amendment may not be made without the consent of the majority of the Participants if the amendment would modify Plan provisions which affect, for those Accounts and Company Pension Benefits earned or in existence on the effective date of the amendment, the credited Earnings or distribution provisions and elections.

8.2  Termination
     -----------

     The Company may terminate this Plan at any time after a thirty (30) day notice to the Participants. On termination of the Plan the following shall apply:

     A. Deferral Agreements shall terminate as of the effective date of the Plan termination.

     B. Each Participant's Accounts as of the effective date of termination of the Plan shall become payable pursuant to the payment Election Agreements as if each Participant had terminated employment on the effective date of the the Plan termination.

     C. For those accounts which are not distributed in a lump-sum, the Accounts shall continue to be maintained and shall be credited with interest as of the last day of each month at a rate equal to the thirty
         (30) day U.S. Treasury Bill rate which was applicable as of the first day of that month.

     D. Company Pension Benefits shall be determined as of the date of termination as if the Participant had elected retirement as of the date of termination, and shall be paid in a single lump-sum determined under the Actuarial Equivalent provisions of the Pension Plan as of the effective date of the Plan termination.


ARTICLE IX
CLAIMS PROCEDURE

9.1  Original Claim
     --------------

     Any Participant or Beneficiary claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrator which shall respond in writing as soon as practicable, but within sixty (60) days.


9.2  Denial
     ------

     If the claim or request is denied, the written notice of denial shall state:

     A. The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

     B. A description of any additional material or information required and an explanation of why it is necessary.

     C.  An explanation of the Plan's claim review procedure.


9.3  Request for Review
     ------------------

     Any person whose claim or request is denied or who has not received a response within sixty (60) days may request review by notice given in writing to the Board. The claim or request shall be reviewed by the Board or a designated committee of the Board which may, but shall not be required to, have the claimant appear before it. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4  Final Decision
     --------------

     The decision of review shall normally be made within ninety (90) days. If an extension is required for a hearing or other special circumstances the claimant status shall be so notified and the time limit shall be one hundred twenty (120) days the decision shall be in writing and shall state the reasons and the relevant Plan provision. All decisions on review shall be final and bind all parties concerned.


ARTICLE X
MISCELLANEOUS PROVISIONS

10.1  No Assignment
     -------------

     The rights of a Participant under this Plan are personal. A Participant's rights to benefit payments under this Plan are not subject in any manner to anticipation alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary.


10.2  Mergers and Acquisitions
     ------------------------

     If the Company merges, consolidates, or otherwise reorganizes, or its assets or business are acquired by another company, this Plan shall continue with respect to all Participants.